Company Subsidiary	Jurisdiction of incorporation	Percentage of Outstanding Shares Owned by the Company and/or the Company Subsidiaries
Allego US Inc.	United States	100% owned by Allego N.V.
Allego Holding B.V.	Netherlands	100% owned by Allego N.V.
Allego B.V.	Netherlands	100% owned by Allego Holding B.V.
Allego Innovations B.V.	Netherlands	100% owned by Allego Holding B.V.
Allego Employment B.V.	Netherlands	100% owned by Allego Holding B.V.
Allego Charging Ltd	England and Wales	100% owned by Allego Holding B.V.
Allego Denmark ApS	Denmark	100% owned by Allego Holding B.V.
Allego België B.V.	Belgium	100% owned by Allego Holding B.V.
Allego GmbH	Germany	100% owned by Allego Holding B.V.
Allego France SAS	France	100% owned by Allego Holding B.V.
Allego Portugal, Unipessoal Lda	Portugal	100% owned by Allego Holding B.V.
Allego Norway AS	Norway	100% owned by Allego Holding B.V.
Allego Sweden AB	Sweden	100% owned by Allego Holding B.V.
Allego Italy S.R.L.	Italy	100% owned by Allego Holding B.V.
Allego Spain S.L.U.	Spain	100% owned by Allego Holding B.V.
Mega-E Charging B.V.	Netherlands	100% owned by Allego Holding B.V.
Modélisation, Mesures et Applications S.A.	France	58% owned by Allego Holding B.V. | 42% Oury-Heintz Energie Applications SA
Oury-Heintz Energie Applications S.A.	France	100% owned by Allego Holding B.V.
FEMC Germany GmbH	Germany	100% owned by Mega-E Charging B.V.
Mega-E Netherlands Asset Co No 1 B.V.	Netherlands	100% owned by Mega-E Charging B.V.
Mega-E Denmark Asset Co No 1 B.V.	Denmark	100% owned by Mega-E Charging B.V.
Mega-E Belgium Asset Co No 1 B.V.	Belgium	100% owned by Mega-E Charging B.V.
Mega-E France SAS	France	100% owned by Mega-E Charging B.V.
Mega-E Sweden Asset Co No 1 B.V.	Sweden	100% owned by Mega-E Charging B.V.
Mega-E Eastern Europe Holding B.V.	Netherlands	100% owned by Mega-E Charging B.V.
Allego Poland Sp. Z o.o.	Poland	100% owned by Mega-E Eastern Europe Holding B.V.
GreenToWheel SAS	France	80% owned by Mega-E Charging B.V.
Moma Collectivites SAS	France	51% owned by Modélisation, Mesures et Applications S.A.
Foroil SAS	France	43.6% owned by Modélisation, Mesures et Applications S.A.
Moma Asia LTD[1]	Hong Kong	100% owned by Modélisation, Mesures et Applications S.A.
1 In liquidation

Voltalis SA	France	15.66% owned by Modélisation, Mesures et Applications S.A.
3EA SAS	France	50% owned by Moma Collectivites SAS
Geobiomics SAS	France	9.96% owned by Moma Collectivites SAS
Allego Switzerland GmbH	Switzerland	100% owned by Allego Holding B.V.
Allego Estonia OÜ	Estonia	100% owned by Allego Holding B.V.
Allego Lithuania UAB	Lithuania	100% owned by Allego Holding B.V.
Allego Charging Oy	Finland	100% owned by Allego Holding B.V.
Allego Austria GmbH	Austria	100% owned by Allego Holding B.V.
Allego Latvia SIA	Latvia	100% owned by Allego Holding B.V.
Faolan GmbH	Germany	100% owned by Allego GmbH